As filed with the Securities and Exchange Commission on October 9, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

iClick Interactive Asia Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

15/F

Prosperity Millennia Plaza

663 King’s Road, Quarry Bay

Hong Kong S.A.R., People’s Republic of China

+852 3700 9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Post-IPO Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, N.Y. 10016

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Copies to:

Wing Hong Sammy Hsieh	Shuang Zhao, Esq.
Chairman and Chief Executive Officer	Cleary Gottlieb Steen & Hamilton LLP
iClick Interactive Asia Group Limited	c/o 37th Floor, Hysan Place
15/F, Prosperity Millennia Plaza	500 Hennessy Road
663 King’s Road, Quarry Bay	Causeway Bay, Hong Kong
Hong Kong S.A.R., People’s Republic of China	+852 2532 3783
+852 3700 9000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Ordinary Shares, par value $0.001 per share	1,500,000	(3)	$7.52	(3)	$11,280,000.00	$1,367.14
Total	1,500,000		—		$11,280,000.00	$1,367.14

(1)                     These shares may be represented by the Registrant’s American deposit shares (“ADSs”), two representing one Class A ordinary share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-221860).

(2)                     The total amount to be registered represents 1,500,000 Class A ordinary shares that have been added to the award pool under the Post-IPO Share Incentive Plan, as amended and restated on September 22, 2018 (the “Plan”) and are reserved for future issuances pursuant to award grants under the Plan.  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan.

(3)                     The amount to be registered represents 1,500,000 Class A ordinary shares reserved for future award grants under the Plan. The proposed maximum offering price per share for these Class A ordinary shares, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $3.76 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Market on October 3, 2018 and adjusted for the Class A ordinary share-to-ADS ratio.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purposes of registering an aggregate of 1,500,000 Class A Ordinary Shares of iClick Interactive Asia Group Limited (the “Registrant”) that have been added to the award pool pursuant to the terms of Post-IPO Share Incentive Plan, as amended and restated on September 22, 2018 (the “Plan”).

Previously, an aggregate of 1,106,194 Class A ordinary shares of the Registrant were registered for issuance under the Plan pursuant to the Registrant’s registration statements on Form S-8 filed on June 12, 2018 (File No. 333-225568) (the “Prior Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise set forth herein. On September 22, 2018, the board of directors of the Registrant approved an increase of 1,500,000 Class A ordinary shares to the award pool under the Plan. The newly added 1,500,000 Class A ordinary shares are being registered on this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)                                                         The Prior Registration Statement;

(b)                                                         The Registrant’s annual report on Form 20-F for the year ended December 31, 2017, filed with the Commission on April 20, 2018, as amended on June 8, 2018 (File No. 001-38313); and

(c)                                                          The description of the Registrant’s Class A ordinary shares and ADSs incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-38313) filed with the Commission on December 1, 2017, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.         Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1

Eighth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No.333-221034))

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No.333-221034))

4.3

Deposit Agreement, dated December 21, 2017, among the Registrant, JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibits 4.3 to the registration statement on Form F-1, as amended (File No.333-221034))

5.1*	Opinion of Travers Thorp Alberga Attorneys at Law, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered

10.1*	Post-IPO Share Incentive Plan of the Registrant, as amended and restated on September 22, 2018

23.1*	Consent of PricewaterhouseCoopers, an independent registered public accounting firm

23.2*	Consent of Travers Thorp Alberga Attorneys at Law (included in Exhibit 5.1)

24.1*	Powers of attorney (included on signature page hereto)

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on October 9, 2018.

iClick Interactive Asia Group Limited

By:	/s/ Wing Hong Sammy Hsieh
Name:	Wing Hong Sammy Hsieh
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Wing Hong Sammy Hsieh and Jie Jiao, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on October 9, 2018.

Signature	Title	Date

/s/ Wing Hong Sammy Hsieh	Chairman and Chief Executive Officer	October 9, 2018
Wing Hong Sammy Hsieh	(principal executive officer)

/s/ Jie Jiao	Chief Financial Officer	October 9, 2018
Jie Jiao	(principal financial and accounting officer)

/s/ Jian Tang	Director	October 9, 2018
Jian Tang

/s/ Yau Ping Ricky Ng	Director	October 9, 2018
Yau Ping Ricky Ng

/s/ Scott Moore	Director	October 9, 2018
Scott Moore

/s/ Dylan Huang	Director	October 9, 2018
Dylan Huang

Signature	Title	Date

/s/ Honnus Cheung	Director	October 9, 2018
Honnus Cheung

/s/ James Kim	Director	October 9, 2018
James Kim

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of iClick Interactive Asia Group Limited has signed this registration statement or amendment thereto in New York on October 9, 2018.

Authorized U.S. Representative
COGENCY GLOBAL INC.

By:	/s/ Siu Fung Ming
Name: Siu Fung Ming
Title: Assistant Secretary